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                                                                    Exhibit 1(c)


                           CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST

                              LASALLE MASTER TRUST

     LASALLE MASTER TRUST, A business trust organized and existing under the Delaware Business Trust Act (12 Del. C. (S)(S) 3801, et seq.), does hereby certify that:

     FIRST: The name of the business trust (hereinafter called the "Trust") is LASALLE MASTER TRUST.

     SECOND: The Certificate of Trust of the Trust is hereby amended by striking Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

      "1.  Name.  The name of the business trust is LaSalle Partners Master
           ----
Trust."

     THIRD: This Certificate of Amendment shall be effective upon the date and time of filing.


     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment as of the 30th day of December, 1997.



                                 /s/ Keith R. Pauley
                                 -------------------
                                 Keith R. Pauley
                                 Trustee